As filed with the Securities and Exchange Commission on November 1, 2002
                                                      Registration No  333-96915
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                   FORM S-3/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                          CLEARONE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Utah                        3663                    87-0398877
    (State or other       (Primary Standard Industrial      (I.R.S. Employer
    jurisdiction of        Classification Code Number)     Identification No.)
    incorporation or
      organization)

                          ClearOne Communications, Inc.
                                1825 Research Way
                           Salt Lake City, Utah 84119
                                 (801) 975-7200
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                               -------------------
                                Frances M. Flood
                          ClearOne Communications, Inc.
                      President and Chief Executive Officer
                                1825 Research Way
                           Salt Lake City, Utah 84119
                                 (801) 975-7200
                (Name, address, including zip code, and telephone
                number, including area code, of agent for service
                               of each registrant)
                               -------------------

                                 With a copy to:
                                  Bruce Czachor
                               Shearman & Sterling
                                 1080 Marsh Road
                              Menlo Park, CA 94025
                                 (650) 838-3600

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

================================================ ================ ===================== =================== ==============
                                                                        Proposed
                                                                    Maximum Offering     Proposed Maximum     Amount of
            Title of each Class of                Amount to be           Price              Aggregate       Registration
          Securities to be Registered              Registered       Per Security (1)    Offering Price (1)    Fee (10)
------------------------------------------------ ---------------- --------------------- ------------------- --------------
PRIMARY OFFERING
------------------------------------------------
Debt Securities of ClearOne (3) (5)........
Common Stock of ClearOne (4) (5)...........            (2)                (2)                  (2)
Warrants of ClearOne (6)...................
------------------------------------------------ ---------------- --------------------- ------------------- --------------
Total......................................       $100,000,000            100%             $100,000,000        $9,200
------------------------------------------------ ---------------- --------------------- ------------------- --------------
SECONDARY OFFERING
------------------------------------------------ ---------------- --------------------- ------------------- --------------
Common Stock of ClearOne (7)...............      1,000,000             $12.67 (8)       $12,670,000 (8)       $1,166 (8)
                                                     shares
------------------------------------------------ ---------------- --------------------- ------------------- --------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.
==========================================================================================================================

(1) With respect to the primary offering, we will determine the proposed maximum offering price per security from time to time in connection with issuances of securities registered hereunder. In addition, with respect to the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)      Not applicable pursuant to General Instruction II.D of Form S-3.

(3) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of debt securities of ClearOne as may be offered or sold from time to time by us. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000.

(4) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of common stock of ClearOne as may be sold from time to time by ClearOne.

(5) Subject to note (9) below, includes such indeterminate amount of debt securities and common stock of ClearOne as may be issued upon conversion or exchange for any other securities registered hereunder that provide for conversion or exchange into debt securities or common stock of ClearOne.

(6) Subject to note (9) below, there is being registered hereunder an indeterminate amount and number of warrants of ClearOne representing rights to purchase certain of the debt securities or common stock of ClearOne registered hereunder.

(7) The selling stockholders may offer a maximum of 1,000,000 shares of common stock of ClearOne.

(8) This is estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price of the common stock of ClearOne reported on The Nasdaq National Market on July 18, 2002.

(9) In no event will the aggregate offering price of all securities sold by ClearOne from time to time pursuant to this registration statement exceed $100,000,000.

(10)     Previously paid.

                                EXPLANATORY NOTE


         This registration statement consists of two separate prospectuses:

         o the first prospectus relates to the offer and sale from time to time by ClearOne of debt securities, warrants and common stock issuable upon conversion of debt securities and exercise of warrants; and

         o the second prospectus relates to the offer and sale from time to time by ClearOne of common stock and the offer and sale of common stock of ClearOne by certain selling stockholders.

         The maximum aggregate amount of securities to be offered by ClearOne under both prospectuses shall be $100 million. The maximum number of shares of our common stock to be offered by certain selling stockholders pursuant to the second prospectus shall be 1,000,000 shares.

PROSPECTUS

                          CLEARONE COMMUNICATIONS, INC.

                                     [LOGO]

         We may offer and sell, from time to time, in one or more offerings, up to $100,000,000 of any combination of the following securities:

         o   senior debt securities      o   subordinated debt securities

         o   equity warrants             o   convertible debt securities

         o   debt warrants

         We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

         Our common stock trades on the Nasdaq National Market under the symbol "CLRO."

         Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered. See "Risk Factors" on page 4.


                                -----------------


         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                -----------------
















                 The date of this prospectus is November 1, 2002

                               Table of Contents

                                                                            Page
                                                                            ----


About This Prospectus.........................................................1

Where You Can Find More Information...........................................1

Forward-Looking Statements....................................................2

ClearOne Communications, Inc..................................................3

Risk Factors..................................................................4

Ratio Of Earnings To Fixed Charges............................................4

Use Of Proceeds...............................................................4

Securities We May Issue.......................................................5

Description Of Debt Securities................................................9

Description Of Warrants......................................................21

Description Of Common Stock..................................................24

Plan Of Distribution.........................................................27

Validity Of The Securities...................................................28

Experts  ....................................................................28

                               ------------------

         You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell securities and soliciting offers to buy securities only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus, is accurate only as of the date of the documents containing the information.

                              ABOUT THIS PROSPECTUS


         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, up to $100,000,000 of any of the securities described in this prospectus.

         In this prospectus we use the terms "ClearOne," "we," "us," and "our" to refer to ClearOne Communications, Inc., a Utah corporation.

         This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information."


                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

         We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

         The SEC allows us to incorporate by reference into this document the information we or other persons have filed, or will file, with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

         We incorporate by reference the documents listed below:

         1.   Our current report on Form 8-K/A filed August 14, 2002;

         2. Our current report filed pursuant to Item 5 of Form 8-K on September 27, 2002;

         3. Our annual report on Form 10-K for the fiscal year ended June 30, 2002, filed September 25, 2002; and

         4. The description of our common stock contained in our registration statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934 on October 4, 1988 as amended on Form 8 on January 5, 1989 and February 15, 1989.

         We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (2) after the date of this prospectus and prior to the termination of the offering made hereby.

         You may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

         ClearOne Communications, Inc.
         1825 Research Way
         Salt Lake City, Utah 84119
         Attention: Investor Relations
         (801) 975-7200

         You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operation and prospects may have changed since that date.


                           FORWARD-LOOKING STATEMENTS


         Some statements and disclosures in this prospectus, including the documents incorporated by reference, are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can often be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could significantly cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation.

         We wish to take advantage of the "safe harbor" provisions of the Litigation Reform Act in connection with the forward-looking statements included in this prospectus, including the documents incorporated by reference. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in these documents. The factors that could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements are contained in the Forms 8-K, 10-K and 10-Q that we filed. In addition, they will also be contained in the prospectus supplement.

                          CLEARONE COMMUNICATIONS, INC.


         We are a provider of end-to-end conferencing solutions. Our products and services enable businesses, employees, customers and partners to communicate effectively from disparate locations, while decreasing travel time and costs.

         We operate in three business segments: products, conferencing services and business services.

         Products

         Our products segment primarily manufactures and sells high quality products such as:

         o    audio conferencing products;

         o    video conferencing products;

         o    sound reinforcement products; and

         o    video conferencing peripherals, such as cameras and furniture.

         Conferencing Services

         Our conferencing services segment provides:

         o    full-service conference calling;

         o    on-demand, reservationless conference calling;

         o    web conferencing;

         o    audio and video streaming; and

         o    customer training and education.

         Our single point of contact, 1-800 LETS MEET(R), allows our customers easy and cost-effective access to our complete breadth of conferencing services.

         Business Services

         Our business services segment provides customers with a broad range of services on a local and national basis including:

         o technical services such as the design, installation and servicing of systems; and

         o value added services such as proactive field support, training, system consulting and help desk.

         Our conferencing systems are designed for use in board and conference rooms, lecture halls, classrooms, courtrooms, theaters, museums, churches, professional broadcast facilities and streaming network facilities. Our major customers include large technology and telecommunications distributors and major conferencing services vendors. We sell our products and services through our direct sales force and a network of independent dealers, distributors, value-added resellers and retailers. We manufacture most of our audio and video conferencing equipment in-house using modern, modular assembly workstations that are designed to enhance the efficiency and quality of the manufacturing process. Our cameras are manufactured through a contract manufacturing facility. We also build our own custom conferencing furniture.

         Our principal office is located at 1825 Research Way, Salt lake City, UT 84119, our telephone number is (801) 975-7200.


                                  RISK FACTORS


         Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in any securities that may be offered.


                       RATIO OF EARNINGS TO FIXED CHARGES


         Set forth below is information concerning our ratio of earnings to fixed charges. This ratio is provided to assist investors in evaluating our ability to meet the interest requirements of debt securities.

         For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense and the portion of rental expense we deemed representative of an appropriate interest factor.

                                                     Year Ended June 30,
                                            ------------------------------------
                                              2002   2001   2000   1999   1998
                                              ----   ----   ----   ----   ----
Ratio of earnings to fixed charges.......    25.2x  25.7x  26.4x  11.7x   4.1x





                                 USE OF PROCEEDS


         Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to, acquisitions, repayment or refinancing of borrowings, working capital or capital expenditures. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering.

                             SECURITIES WE MAY ISSUE


Overview

         This prospectus describes the securities we may issue from time to time. This section provides some information about the manner in which the securities may be held, then describes the terms of the three basic categories of securities:

         o    our debt securities, which may be senior or subordinated;

         o our warrants, which may be exercised for the purchase of either our debt securities or our common stock; and

         o    our common stock.

Prospectus Supplements

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         The prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part.

Legal Ownership of Securities

         Holders of Securities

         Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

         We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

         As a result, investors in securities issued in book-entry form will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

         Street Name Holders. In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

         For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

         Legal Holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

         For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

         When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

         Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

         o    how it handles securities payments and notices;

         o    whether it imposes fees or charges;

         o how it would handle a request for the holders' consent, if ever required;

         o whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

         o how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

         o if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

         Global Securities

         What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

         Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as the DTC, will be the depositary for all securities issued in book-entry form.

         A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under "-- Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

         Special Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

         If securities are issued only in the form of a global security, an investor should be aware of the following:

         o An investor cannot cause the securities to be registered in his or her name and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

         o An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "-- Holders of Securities" above.

         o An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

         o An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

         o The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way.

         o The DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

         o Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

         Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "-- Legal Ownership of Securities -- Holders of Securities."

         The special situations for termination of a global security are as follows:

         o if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

         o    if we elect to terminate that global security; or

         o if an event of default has occurred with regard to securities represented by that global security and it has not been cured or waived.

         The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

                         DESCRIPTION OF DEBT SECURITIES


         We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of our senior or subordinated debt securities that are common to all series. Most of the financial and other terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

         As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between us and a financial institution, in this case, The Bank of New York, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

         o First, subject to some limitations, the trustee can enforce your rights against us if we default.

         o Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

         Because we may issue both senior debt securities and subordinated debt securities, our references to the indenture are to each of the senior indenture and the subordinated indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the "indentures."

         Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the forms of the indentures as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See "Where You Can Find More Information," for information on how to obtain copies of the indentures.

General

         The debt securities will be unsecured obligations of ClearOne. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all our existing and future Senior Indebtedness (as defined below).

         You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement:

         o The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

         o The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

         o The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

         o The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

         o The place or places, if any, other than or in addition to the Borough of Manhattan, New York City, of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

         o    Any optional redemption provisions.

         o Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

         o Whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

         o Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

         o If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

         o Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the debt securities.

         o Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

         o If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

         o If the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

         o If other than US dollars, the currency or currencies of such debt securities.

         o The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

         o The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

         o Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

         o A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

         o Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

         o Any other terms of the debt securities that are consistent with the provisions of the indenture.

         For purposes of this prospectus, any reference to the payment of principal of, any premium on, or any interest on, debt securities will include additional amounts if required by the terms of such debt securities.

         The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "debt securities" means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

         We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

         There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

         We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Conversion and Exchange

         If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

         o the conversion price or exchange ratio, or the calculation method for such price or ratio;

         o the conversion or exchange period, or how such period will be determined;

         o if conversion or exchange will be mandatory or at the option of the holder or ClearOne;

         o any requirements with respect to the reservation of shares of securities for purposes of conversion;

         o provisions for adjustment of the conversion price or the exchange ratio; and

         o provisions affecting conversion or exchange in the event of the redemption of the debt securities.

         Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

Additional Mechanics

         Form, Exchange and Transfer

         The debt securities will be issued:

         o    as registered securities; or

         o if so provided in the prospectus supplement, as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

         o    in global form, see "Securities We May Issue - Global Securities;"
              or

         o in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities, unless otherwise specified in the applicable prospectus supplement.

         You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the aggregate principal amount is not changed. This is called an "exchange."

         You may exchange or transfer registered securities of a series at the office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, Floor 21West, New York, New York 10286,
Attn: Corporate Trust Administration. The trustee maintains the list of registered holders and acts as our securities registrar for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our securities registrar or we may act as our own securities registrar. If we designate additional securities registrars, they will be named in the prospectus supplement. We may cancel the designation of any particular securities registrar. We may also approve a change in the office through which any securities registrar acts. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

         You will not be required to pay a service charge to transfer or exchange debt securities, but you may in certain circumstances be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership and/or transfer documentation.

         If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

         Paying and Paying Agents

         If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the "Regular Record Date" and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

         With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attn:
Corporate Trust Administration. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

         "Street name" and other indirect holders should consult their banks or brokers for information on how they will receive payments.

         If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of ClearOne in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in US dollars may be made, at the office of our paying agent in The City of New York if (but only if) payment of the full amount in US dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

         Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

         We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

         Notices

         With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in the City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

Events of Default

         You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

         What is an Event of Default? The term "event of default" in respect of the debt securities of your series means any of the following:

         o We do not pay the principal of or any premium on a debt security of such series on its due date.

         o We do not pay interest on a debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.

         o We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.

         o We remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

         o We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

         o Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

         The events of default described above may be added to or modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

         Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured with respect to one or more series of debt securities, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. Only a portion of the principal is payable if the securities were issued at a discount. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) we have paid or deposited with the trustee a sum sufficient in cash to pay all principal, interest and additional amounts, if any, which have become due other than by the declaration of acceleration of maturity, (2) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an "indemnity". If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any event of default will be treated as a waiver of such right, remedy or event of default.

         Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

         o You must give the trustee written notice that an event of default has occurred and remains uncured.

         o The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

         o The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

         o The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

         However, notwithstanding the conditions described above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

         Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

         "Street name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

         Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Merger or Consolidation

         Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

         o either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities;

         o immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

         o    we must deliver certain certificates and documents to the trustee;
              and

         o we must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver

         There are three types of changes we can make to the indentures and the debt securities.

         Changes Requiring Approval of Each Holder. First, there are changes that cannot be made to your debt securities without the approval of each holder. Following is a list of those types of changes:

         o changing the stated maturity of the principal of or interest on a debt security;

         o reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default;

         o    adversely affecting any right of repayment at the holder's option;

         o changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security;

         o impairing your right to sue for payment or to convert or exchange a security;

         o in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities;

         o in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness;

         o reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

         o reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

         o reducing the requirements for quorum or voting with respect to the debt securities;

         o modifying any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements;

         o change in any of our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

         o    other provisions specified in the prospectus supplement.

         Changes Requiring a Majority Vote. The second type of change to the indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under "- Changes Requiring Approval of Each Holder" unless we obtain your individual consent to the waiver.

         Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to clarifications; curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indentures under the Trust Indenture Act does not require any vote by holders of debt securities.

         Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

         o for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

         o for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

         Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance - Full Defeasance."

         We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

         We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

         "Street name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Satisfaction and Discharge

         The indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when (1) all debt securities of that series have been delivered to the trustee for cancellation or (2) the following conditions have been satisfied:

         o all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

         o we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable);

         o we have paid or caused to be paid all other sums payable under the indentures in respect of that series; and

         o we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that all these conditions have been complied with.

         We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

         The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

         Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called "full defeasance", if we put in place the following other arrangements for you to be repaid:

         o We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

         o Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize income, gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

         o We must comply with any additional provisions set forth in the prospectus supplement.

         If we accomplish a full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under "- Subordination."

         Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under " - Subordination." In order to achieve covenant defeasance, we must do the following:

         o We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

         o We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

         o We must comply with any additional provisions set forth in the prospectus supplement.

         If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply unless otherwise specified:

         o our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

         o the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

         If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

         In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the senior debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking

         Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See "- Subordination" for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

Subordination

         Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

         The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as such term is defined in the subordinated indenture). This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances may include the following:

         o We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of ClearOne, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

         o We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

         o The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under " - Events of Default."

         In addition, in general, we will not be permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

         These subordination provisions mean that if we are insolvent, a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of ClearOne that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

         The subordinated indenture does not limit the amount of Senior Indebtedness we are permitted to have and we may in the future incur additional Senior Indebtedness.

         If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

The Trustee

         The initial trustee under each indenture will be The Bank of New York. The Bank of New York will also be the initial paying agent and registrar for the debt securities.

         Each indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         Each indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of ClearOne, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

         Each trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of securities under one of the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.

         In the event that an entity is the trustee under both the senior indenture and the subordinated indenture, and a conflict of interest arises as a result, the trustee must resign as trustee under (1) either of the indentures or, if this does not eliminate the conflict of interest, (2) both the indentures.

Governing Law

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                             DESCRIPTION OF WARRANTS


         We may issue warrants for the purchase of (1) debt securities or (2) common stock. Warrants may be issued independently or together with any debt securities or common stock offered by any prospectus supplement and may be attached to or separate from the debt securities or common stock. The warrants are to be issued under warrant agreements to be entered into between ClearOne and a bank or trust company named in the prospectus supplement as warrant agent relating to the particular issue of warrants. The warrant agent will act solely as an agent of ClearOne in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. This section is a summary of the material terms of the warrant agreement; it does not describe every aspect of the warrants. We urge you to read the warrant agreement because it, and not this description, defines your rights as a warrant holder.

General

         If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

         o    the offering price;

         o the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

         o the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

         o if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each such debt security or common stock;

         o if applicable, the date on and after which the warrants and the related debt securities or common stock will be separately transferable;

         o the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

         o whether the warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities;

         o a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

         o    any other terms of the warrants.

         Warrants may be exchanged for new warrants of different denominations. If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indentures or to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote. If ClearOne maintains the ability to reduce the exercise price of any stock warrant and such right is triggered, ClearOne will comply with the federal securities laws, including Rule 14e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

         Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by ClearOne, unexercised warrants will become void.

         Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or common stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, ClearOne will, as soon as practicable, issue and deliver the debt securities or common stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

         The exercise price payable and the number of shares of common stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, as described in the prospectus supplement, including the issuance of the stock dividend to holders of common stock, respectively, or a combination, subdivision or reclassification of common stock. In lieu of adjusting the number of shares of common stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of ClearOne as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Holders of Securities

         Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of ClearOne or any other matter, or to exercise any rights whatsoever as stockholders of ClearOne.

         Holders of debt warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive payment of principal, interest, or premium if any, on the underlying securities or to exercise any rights whatsoever as holders of the underlying securities.

Modifications to Warrants

         There are three types of changes we can make to a warrant agreement and the warrants issued thereunder.

         Changes Requiring Approval of Each Holder. First, with respect to a specific title of warrants, there are changes that cannot be made to the warrants without the approval of each holder of the warrants of such title. Those types of changes include modifications and amendments that:

         o    accelerate the expiration date;

         o reduce the percentage of holders of outstanding debt warrants whose consent is required for a modification or amendment; or

         o otherwise materially and adversely affect other terms that may be set forth in the prospectus supplement.

         Changes Not Requiring Approval. The second type of change does not require any vote by holders of the warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the warrants.

         Changes Requiring a Majority Vote. Any other change to a warrant agreement and the warrants requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised warrants affected thereby. Most changes fall into this category.

                           DESCRIPTION OF COMMON STOCK


General

         We are authorized to issue 50,000,000 shares of common stock, par value of $0.001 per share. As of September 30, 2002, there were 11,197,134 shares of common stock outstanding held by approximately 455 stockholders of record. The following discussion describes provisions of ClearOne's articles of incorporation and bylaws and the Utah Revised Business Corporation Act (the "URBCA").

Voting Rights of Common Stock

         Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally. The rights of holders of common stock may be modified otherwise than by a vote of the majority or more of the shares of common stock outstanding. The rights of holders may be modified at a meeting of common stockholders if a quorum exists and the votes cast for such modification exceed the votes cast against such modification. A majority of the votes entitled to be cast upon a matter constitutes a quorum.

Dividends on Common Stock

         The holders of the common stock are entitled to receive, pro rata, dividends as may be declared by our Board of Directors out of funds legally available for the payment of dividends. However, we are prohibited by the terms of our revolving credit loan from paying a dividend on our common stock. As of the date of this prospectus we have not, nor do we intend to, make dividend payments of common stock.

Other Provisions and Information Applicable to the Common Stock

         There are no preemptive rights to subscribe for any additional securities that we may issue. There are no redemption provisions or sinking fund provisions applicable to the common stock, nor is the common stock subject to calls or assessments by ClearOne.

         In the event of any liquidation, dissolution or winding-up of the affairs of ClearOne, holders of common stock will be entitled to share ratably in the assets of ClearOne remaining after payment or provision for payment of all of ClearOne's debts and obligations.

         Under the URBCA, in connection with a merger, share exchange or sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation (other than in the ordinary course of the corporation's business), a dissenting stockholder, after complying with certain procedures, is entitled to payment from the corporation of the fair value of the stockholder's shares. The fair value is estimated by the corporation. However, if the stockholder is unwilling to accept the corporation's estimate, the stockholder may provide the corporation with an estimate of the fair value and demand payment of that amount. If the corporation is unwilling to pay that amount, the corporation shall apply for a judicial determination of the fair value. Unless the articles of incorporation, bylaws or a resolution of the board of directors provide otherwise, stockholders are not entitled to dissenters' rights when the shares are listed on a national securities exchange or the National Market System of NASDAQ, or are held of record by more than 2,000 holders. However, this exception does not apply if, pursuant to the corporate action, the stockholder will receive anything other than: (i) shares of the surviving corporation; (ii) shares of a corporation that is or will be listed on a national securities exchange, the National Market System of NASDAQ, or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares; or
(iv) any combination of the foregoing.

Certain Anti-Takeover Provisions

         The provisions of ClearOne's articles of incorporation and bylaws do not contain anti-takeover provisions. ClearOne's articles of incorporation provide that the number of directors shall not exceed nine and shall be fixed from time to time by resolution by the board of directors. ClearOne's bylaws provide that directors may be removed with or without cause. Removal of a director requires that the votes cast by the stockholders to remove the director exceed the number of votes cast not to remove the director.

         The Utah Control Share Acquisition Act (the "Share Acquisition Act"), set forth in Sections 61-6-1 through 61-6-12 of the Utah Code Annotated, generally provides that, when any person obtains shares (or the power to direct the voting of shares) of "an issuing public corporation" such that the person's voting power equals or exceeds any of three levels (20%, 331/3% or 50%), the ability to vote (or to direct the voting of) the "control shares" is conditioned on the approval by a majority of the corporation's shares (voting in voting groups, if applicable), excluding the "interested shares." Stockholder approval may occur at the next annual or special meeting of the stockholders, or, if the acquiring person requests and agrees to pay the associated costs of the corporation, at a special meeting of the stockholders to be held within 50 days of the corporation's receipt of the request by an acquiring person. If authorized by the articles of incorporation or the bylaws, the corporation may redeem "control shares" at the fair market value if the acquiring person fails to file an "acquiring person statement" or if the stockholders do not grant voting rights to control shares. The ClearOne articles of incorporation and bylaws make no reference to the Share Acquisition Act. If the stockholders grant voting rights to the control shares, and if the acquiring person obtained a majority of the voting power, stockholders may be entitled to dissenters' rights under the URBCA. An acquisition of shares does not constitute a control share acquisition within the meaning of the Share Acquisition Act if (1) the corporation's article of incorporation of bylaws provide that the Share Acquisition Act does not apply; (2) the acquisition is consummated pursuant to a merger in accordance with the URBCA; or (3) under certain other specified circumstances.

Limitation of Liability of Directors

         The URBCA provides that a director or officer of a Utah corporation is not liable to the corporation or its stockholders for any action taken, or any failure to take any action, as an officer or director, unless (1) the director or officer has breached or failed to perform the duties of the office (which requires that the director or officer acted (A) in good faith, (B) with the care an ordinary prudent person in like position would exercise under similar circumstances and (C) in a manner that the director or officer reasonably believes to be in the best interest of the corporation), and (2) the breach or failure to perform constitutes gross negligence, willful misconduct or intentional infliction of harm on the corporation or the stockholders. The URBCA permits a corporation to eliminate or limit the liability of a director to the corporation or its stockholders for monetary damages for any action taken or failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which he is not entitled; (2) an intentional infliction of harm on the corporation or its stockholders; (3) voting for or assenting to an unlawful distribution of assets as defined under the URBCA, or (4) an intentional violation of criminal law. ClearOne has not limited such liability for its directors.

Indemnification of Directors and Officers

         The ClearOne bylaws provide that it shall indemnify an individual made a party to a proceeding because he is or was a director, against any liability incurred in the proceeding if (1) the individual's conduct was in good faith;
(2) the individual reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (3) in the case of a criminal proceeding he had no reasonable cause to believe his conduct was unlawful; provided, however, that (x) in the case of an action by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding and (y) the corporation may not, unless authorized by a court of competent jurisdiction, indemnify an individual (A) in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation or (B) in connection with any other proceeding in which the individual is adjudged liable on the basis that he derived an improper personal benefit. In a judicial proceeding under the foregoing clause (y), in order to authorize indemnification, the court must determine that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. A director is entitled to mandatory indemnification if he was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding to which he was a party because he is or was a director of ClearOne, against the reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he was successful. ClearOne must also advance a director expenses under certain circumstances. ClearOne may also indemnify and advance expenses to an officer, employee or agent to any extent consistent with public policy.

         The ClearOne articles of incorporation provide that ClearOne will indemnify a director against any liability that may arise as a result of such director contracting with ClearOne for the benefit of himself or any firm, association or corporation in which such director may be interested in any way, provided such director acts in good faith.

Transfer Agent and Registrar

         American Stock Transfer & Trust Company is the transfer agent and registrar for ClearOne's common stock.

                              PLAN OF DISTRIBUTION


         We may sell the securities to one or more underwriters for public offering or to investors directly or through agents. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

         Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. They may offer the securities on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities, upon such terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

         Any underwriting compensation paid by ClearOne to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with ClearOne, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

         Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Other than the common stock, the securities issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, ClearOne and certain of our affiliates and in the ordinary course.

                           VALIDITY OF THE SECURITIES


         The validity of our common stock issued hereunder will be passed upon for ClearOne by Clyde Snow Sessions & Swenson, PC. The validity of other securities issued hereunder will be passed upon for ClearOne by Shearman & Sterling, Menlo Park, California.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2002, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The financial statements of E.mergent, Inc., incorporated in this prospectus by reference from our current report on Form 8-K/A filed with the SEC on August 14, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

                          CLEARONE COMMUNICATIONS, INC.

                                     [LOGO]

         We may offer and sell, from time to time, in one or more offerings, the common stock described in this prospectus, for an aggregate offering price of up to $100,000,000. Certain selling stockholders may also offer and sell up to 1,000,000 shares of our common stock from time to time, in one or more offerings, pursuant to this prospectus. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

         This prospectus may not be used to sell our common stock unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision.

         Our common stock trades on the Nasdaq National Market under the symbol "CLRO".

         Investing in our common stock involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered. See "Risk Factors" on page 4.




                                -----------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                -----------------



















                 The date of this prospectus is November 1, 2002

                                TABLE OF CONTENTS

                                                                            Page

About This Prospectus........................................................1

Where You Can Find More Information..........................................1

Forward-Looking Statements...................................................2

ClearOne Communications, Inc.................................................3

Risk Factors.................................................................4

Use Of Proceeds..............................................................4

Description Of Our Common Stock..............................................5

Selling Stockholders.........................................................8

Plan Of Distribution.........................................................9

Validity Of The Securities...................................................10

Experts......................................................................10

                               ------------------

         You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell securities and soliciting offers to buy securities only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus, is accurate only as of the date of the documents containing the information.

                              ABOUT THIS PROSPECTUS


         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, up to $100,000,000 of our common stock. The selling stockholders may sell up to 1,000,000 shares of our common stock.

         In this Prospectus we use the terms "ClearOne", "we", "us", and "our" to refer to ClearOne Communications, Inc., a Utah Corporation.

         This prospectus provides you with a general description of the common stock that we and the selling stockholders may sell. Each time we sell common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information."


                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

         We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

         The SEC allows us to incorporate by reference into this document the information we or other persons have filed, or will file, with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

         We incorporate by reference the documents listed below:

         1.   Our current report on Form 8-K/A filed on August 14, 2002;

         2. Our current report filed pursuant to Item 5 of Form 8-K on September 27, 2002;

         3. Our annual report on Form 10-K for the fiscal year ended June 30, 2002, filed September 25, 2002; and

         4. The description of our common stock contained in our registration statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934 on October 4, 1988 as amended on Form 8 on January 5, 1989 and February 15, 1989.

         We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (2) after the date of this prospectus and prior to the termination of the offering made hereby.

         You may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

         ClearOne Communications, Inc.
         1825 Research Way
         Salt Lake City, Utah 84119
         Attention: Investor Relations
         (801) 975-7200

         You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operation and prospects may have changed since that date.


                           FORWARD-LOOKING STATEMENTS


         Some statements and disclosures in this prospectus, including the documents incorporated by reference, are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can often be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could significantly cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation.

         We wish to take advantage of the "safe harbor" provisions of the Litigation Reform Act in connection with the forward-looking statements included in this prospectus, including the documents incorporated by reference. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in these documents. The factors that could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements are contained in the Forms 8-K, 10-K and 10-Q that we filed. In addition, they will also be contained in the prospectus supplement.

                          CLEARONE COMMUNICATIONS, INC.


         We are a provider of end-to-end conferencing solutions. Our products and services enable businesses, employees, customers and partners to communicate effectively from disparate locations, while decreasing travel time and costs.

         We operate in three business segments: products, conferencing services and business services.

         Products

         Our products segment primarily manufactures and sells high quality products such as:

         o    audio conferencing products;

         o    video conferencing products;

         o    sound reinforcement products; and

         o    video conferencing peripherals, such as cameras and furniture.

         Conferencing Services

         Our conferencing services segment provides:

         o    full-service conference calling;

         o    on-demand, reservationless conference calling;

         o    web conferencing;

         o    audio and video streaming; and

         o    customer training and education.

         Our single point of contact, 1-800 LETS MEET(R), allows our customers easy and cost-effective access to our complete breadth of conferencing services.

         Business Services

         Our business services segment provides customers with a broad range of services on a local and national basis including:

         o technical services such as the design, installation and servicing of systems; and

         o value added services such as proactive field support, training, system consulting and help desk.

         Our conferencing systems are designed for use in board and conference rooms, lecture halls, classrooms, courtrooms, theaters, museums, churches, professional broadcast facilities and streaming network facilities. Our major customers include large technology and telecommunications distributors and major conferencing services vendors. We sell our products and services through our direct sales force and a network of independent dealers, distributors, value-added resellers and retailers. We manufacture most of our audio and video conferencing equipment in-house using modern, modular assembly workstations that are designed to enhance the efficiency and quality of the manufacturing process. Our cameras are manufactured through a contract manufacturing facility. We also build our own custom conferencing furniture.

         Our principal office is located at 1825 Research Way, Salt lake City, UT 84119, our telephone number is (801) 975-7200.


                                  RISK FACTORS


         Investing in our common stock may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in any securities that may be offered.


                                 USE OF PROCEEDS


         Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our common stock for general corporate purposes, including, but not limited to, acquisitions, repayment or refinancing of borrowings, working capital or capital expenditures. Additional information on the use of net proceeds from the sale of common stock offered by this prospectus may be set forth in the prospectus supplement relating to such offering. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

                         DESCRIPTION OF OUR COMMON STOCK


General

         We are authorized to issue 50,000,000 shares of common stock, par value of $0.001 per share. As of September 30, 2002, there were 11,197,134 shares of common stock outstanding held by approximately 455 stockholders of record. The following discussion describes provisions of ClearOne's articles of incorporation and bylaws and the Utah Revised Business Corporation Act (the "URBCA").

Voting Rights of Common Stock

         Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally. The rights of holders of common stock may be modified otherwise than by a vote of the majority or more of the shares of common stock outstanding. The rights of holders may be modified at a meeting of common stockholders if a quorum exists and the votes cast for such modification exceed the votes cast against such modification. A majority of the votes entitled to be cast upon a matter constitutes a quorum.

Dividends on Common Stock

         The holders of the common stock are entitled to receive, pro rata, dividends as may be declared by our Board of Directors out of funds legally available for the payment of dividends. However, we are prohibited by the terms of our revolving credit loan from paying a dividend on our common stock. As of the date of this prospectus we have not, nor do we intend to, make dividend payments of common stock.

Other Provisions and Information Applicable to the Common Stock

         There are no preemptive rights to subscribe for any additional securities that we may issue. There are no redemption provisions or sinking fund provisions applicable to the common stock, nor is the common stock subject to calls or assessments by ClearOne.

         In the event of any liquidation, dissolution or winding-up of the affairs of ClearOne, holders of common stock will be entitled to share ratably in the assets of ClearOne remaining after payment or provision for payment of all of ClearOne's debts and obligations.

         Under the URBCA, in connection with a merger, share exchange or sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation (other than in the ordinary course of the corporation's business), a dissenting stockholder, after complying with certain procedures, is entitled to payment from the corporation of the fair value of the stockholder's shares. The fair value is estimated by the corporation. However, if the stockholder is unwilling to accept the corporation's estimate, the stockholder may provide the corporation with an estimate of the fair value and demand payment of that amount. If the corporation is unwilling to pay that amount, the corporation shall apply for a judicial determination of the fair value. Unless the articles of incorporation, bylaws or a resolution of the board of directors provide otherwise, stockholders are not entitled to dissenters' rights when the shares are listed on a national securities exchange or the National Market System of NASDAQ, or are held of record by more than 2,000 holders. However, this exception does not apply if, pursuant to the corporate action, the stockholder will receive anything other than: (i) shares of the surviving corporation; (ii) shares of a corporation that is or will be listed on a national securities exchange, the National Market System of NASDAQ, or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares; or
(iv) any combination of the foregoing.

Certain Anti-Takeover Provisions

         The provisions of ClearOne's articles of incorporation and bylaws do not contain anti-takeover provisions. ClearOne's articles of incorporation provide that the number of directors shall not exceed nine and shall be fixed from time to time by resolution by the board of directors. ClearOne's bylaws provide that directors may be removed with or without cause. Removal of a director requires that the votes cast by the stockholders to remove the director exceed the number of votes cast not to remove the director.

         The Utah Control Share Acquisition Act (the "Share Acquisition Act"), set forth in Sections 61-6-1 through 61-6-12 of the Utah Code Annotated, generally provides that, when any person obtains shares (or the power to direct the voting of shares) of "an issuing public corporation" such that the person's voting power equals or exceeds any of three levels (20%, 331/3% or 50%), the ability to vote (or to direct the voting of) the "control shares" is conditioned on the approval by a majority of the corporation's shares (voting in voting groups, if applicable), excluding the "interested shares." Stockholder approval may occur at the next annual or special meeting of the stockholders, or, if the acquiring person requests and agrees to pay the associated costs of the corporation, at a special meeting of the stockholders to be held within 50 days of the corporation's receipt of the request by an acquiring person. If authorized by the articles of incorporation or the bylaws, the corporation may redeem "control shares" at the fair market value if the acquiring person fails to file an "acquiring person statement" or if the stockholders do not grant voting rights to control shares. The ClearOne articles of incorporation and bylaws make no reference to the Share Acquisition Act. If the stockholders grant voting rights to the control shares, and if the acquiring person obtained a majority of the voting power, stockholders may be entitled to dissenters' rights under the URBCA. An acquisition of shares does not constitute a control share acquisition within the meaning of the Share Acquisition Act if (1) the corporation's article of incorporation of bylaws provide that the Share Acquisition Act does not apply; (2) the acquisition is consummated pursuant to a merger in accordance with the URBCA; or (3) under certain other specified circumstances.

Limitation of Liability of Directors

         The URBCA provides that a director or officer of a Utah corporation is not liable to the corporation or its stockholders for any action taken, or any failure to take any action, as an officer or director, unless (1) the director or officer has breached or failed to perform the duties of the office (which requires that the director or officer acted (A) in good faith, (B) with the care an ordinary prudent person in like position would exercise under similar circumstances and (C) in a manner that the director or officer reasonably believes to be in the best interest of the corporation), and (2) the breach or failure to perform constitutes gross negligence, willful misconduct or intentional infliction of harm on the corporation or the stockholders. The URBCA permits a corporation to eliminate or limit the liability of a director to the corporation or its stockholders for monetary damages for any action taken or failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which he is not entitled; (2) an intentional infliction of harm on the corporation or its stockholders; (3) voting for or assenting to an unlawful distribution of assets as defined under the URBCA, or (4) an intentional violation of criminal law. ClearOne has not limited such liability for its directors.

Indemnification of Directors and Officers

         The ClearOne bylaws provide that it shall indemnify an individual made a party to a proceeding because he is or was a director, against any liability incurred in the proceeding if (1) the individual's conduct was in good faith;
(2) the individual reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (3) in the case of a criminal proceeding he had no reasonable cause to believe his conduct was unlawful; provided, however, that (x) in the case of an action by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding and (y) the corporation may not, unless authorized by a court of competent jurisdiction, indemnify an individual (A) in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation or (B) in connection with any other proceeding in which the individual is adjudged liable on the basis that he derived an improper personal benefit. In a judicial proceeding under the foregoing clause (y), in order to authorize indemnification, the court must determine that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. A director is entitled to mandatory indemnification if he was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding to which he was a party because he is or was a director of ClearOne, against the reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he was successful. ClearOne must also advance a director expenses under certain circumstances. ClearOne may also indemnify and advance expenses to an officer, employee, or agent to any extent consistent with public policy.

         The ClearOne articles of incorporation provide that ClearOne will indemnify a director against any liability may arise as a result of such director contracting with ClearOne for the benefit of himself or any firm, association or corporation in which such director may be interested in any way, provided such director acts in good faith.

Transfer Agent and Registrar

         American Stock Transfer & Trust Company is the transfer agent and registrar for ClearOne's common stock.

                              SELLING STOCKHOLDERS


         Some of the shares of common stock being offered pursuant to this prospectus may be offered by certain stockholders, including the selling stockholders named below.

         The following table sets forth the name of some selling stockholders who may offer their common stock pursuant to this prospectus and their relationship to ClearOne. If and when shares of common stock are to be offered and sold by one or more selling stockholders, the relevant prospectus supplement will identify the selling stockholders selling in that offering and their relationship to ClearOne as well as the number of shares then owned, and to be offered, by such selling stockholders.

        Selling Stockholder                   Relationship to ClearOne
        -------------------                   ------------------------

Frances M. Flood                       Ms. Flood currently serves as the
                                       President, Chief Executive Officer and
                                       Chairman of the Board of Directors.

Susie Strohm                           Ms. Strohm currently serves as Vice
                                       President and Chief Financial Officer of
                                       ClearOne, and previously was Controller
                                       of ClearOne.

Edward D. Bagley                       Mr. Bagley has been a director of
                                       ClearOne since April 1996.

Brad R. Baldwin                        Mr. Baldwin has been a director of
                                       ClearOne since 1998.

Wedbush Morgan Securities, Inc.        Wedbush Morgan Securities was our
                                       financial advisor in connection with the private placement of our common stock in December 2001. We issued warrants to purchase 150,000 shares of our common stock at $17.00 per share to Wedbush
                                       Morgan Securities.

                              PLAN OF DISTRIBUTION


         ClearOne and the selling stockholders may sell the common stock described in this prospectus to one or more underwriters for public offering, or to investors directly or through agents. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. ClearOne and the selling stockholders have reserved the right to sell the common stock directly to investors on their own behalf in those jurisdictions where they are authorized to do so. The sale of the common stock may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

         Underwriters may offer and sell the common stock at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. They may offer the securities on an exchange, which will be disclosed in the applicable prospectus supplement. ClearOne and the selling stockholders also may, from time to time, authorize dealers, acting as their agents, to offer and sell the common stock upon such terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the common stock, underwriters may receive compensation from ClearOne and the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

         Any underwriting compensation paid by ClearOne or the selling stockholders to underwriters or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. The selling stockholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with ClearOne and the selling stockholders, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

         Until the distribution of the common stock is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock. If the underwriters create a short position in the securities in connection with the offering, that is, if they sell more common stock than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing common stock in the open market. The underwriters may also impose a penalty bid on certain underwriters. This means that if the underwriters purchase the common stock in the open market to reduce the underwriters' short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from the underwriters who sold those shares of common stock as part of the offering. In general, purchases of a common stock for the purpose of stabilization or to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a common stock to the extent that it were to discourage resales of the common stock.

         The amount of expenses expected to be incurred by us in connection with any issuance of common stock will be set forth in the prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, ClearOne, the selling stockholders and certain of their affiliates in the ordinary course.

                           VALIDITY OF THE SECURITIES


         The validity of our common stock issued hereunder will be passed upon for ClearOne by Clyde Snow Sessions & Swenson, PC. Certain other legal matters will be passed upon for ClearOne by Shearman & Sterling, Menlo Park, California.

                                     EXPERTS


         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2002, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The financial statements of E.mergent, Inc., incorporated in this prospectus by reference from our current report on Form 8-K/A filed with the SEC on August 14, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


         The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the SEC registration fee, are estimated.

         Securities and Exchange Commission registration fee....     $    10,366
         Nasdaq listing fee.....................................     $    50,000
         Legal fees and expenses................................     $   200,000
         Transfer Agent's fees and expenses.....................     $    10,000
         Trustee's fees and expenses............................     $    20,000
         Rating agency fees.....................................     $   420,000
         Accounting fees and expenses...........................     $   200,000
         Blue Sky fees and expenses (including counsel fees)....     $    10,000
         Printing expenses......................................     $   400,000
         Miscellaneous..........................................     $    25,000
                                                                     -----------
                 Total..........................................     $ 1,345,366
                                                                     ===========

Item 15.  Indemnification of Directors and Officers.


Limitation of Liability and Indemnification of Liability of Directors


         We will, pursuant to Section 16-10a-902 of the URBCA, indemnify an individual made party to a proceeding because he was a director, against liability incurred in the proceeding if: (i) the director's conduct was in good faith; (ii) the director reasonably believed that his conduct was in, or not opposed to, our best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided that, we may not indemnify the same director if (a) indemnification is sought in connection with a proceeding by or in the right of ClearOne in which the director was adjudged liable to us or (b) indemnification is sought in connection with any other proceeding charging that the director derived an impersonal personal benefit, whether or not including action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. Indemnification under this Section in connection with a proceeding by or in the right of ClearOne is limited to reasonable expenses incurred in connection with the proceeding.

         In accordance with Section 16-10a-903 of the URBCA we will indemnify a director or an officer, who is successful on the merits or otherwise, in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director or an officer of ClearOne, as the case may be, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

         In accordance with Section 16-10a-904 of the URBCA, we will pay or reimburse the reasonable expenses incurred by a party to a proceeding in advance of the final disposition of the proceeding, provided that (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the URBCA; (ii) the director furnishes to us a written undertaking, executed personally or on his behalf, to repay the advance of it is ultimately determined that he did not meet such standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification thereunder.

         Section 16-10a-905 permits a director or officer who is or was a party to a proceeding to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.

         We will indemnify and advance expenses to an officer, employee or agent of ClearOne to any extent consistent with public policy.

         We maintain a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of ClearOne for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of ClearOne.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers and directors under any of the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is therefore unenforceable.

Item 16.  Exhibits and Financial Statements Schedules.


         The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.  Undertakings.


         The undersigned registrant hereby undertakes:

          (a)     (1)      To file, during any period in which offers or
                           sales are being made of the securities registered hereby, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) That, for the purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (a) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on November 1, 2002.

                                   CLEARONE COMMUNICATIONS, INC.


                                   By: /s/ Frances M. Flood
                                      ------------------------------------------
                                       Frances M. Flood, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated on November 1, 2002.

         Signature                                Title
         ---------                                -----

    /s/ Frances M. Flood          Chairman of the Board, Chief Executive Officer
-------------------------------     (principal executive officer)
    Frances M. Flood

    /s/ Susie Strohm              Chief Financial Officer, Vice President
-------------------------------     (principal accounting and financial officer)
    Susie Strohm

    /s/ Brad. R. Baldwin*         Director
-------------------------------
    Brad R. Baldwin

    /s/ Harry Spielberg*          Director
-------------------------------
    Harry Spielberg

    /s/ Edward Dallin Bagley*     Director
-------------------------------
    Edward Dallin Bagley

    /s/ David Wiener*             Director
-------------------------------
    David Wiener


* Power of Attorney


By:  /s/ Frances M. Flood
     --------------------------
     Frances M. Flood
     Attorney-in-fact

                                  EXHIBIT INDEX

 Exhibit
 Number      Description of Exhibit
 ------      ----------------------
  **1.1      Form of Underwriting Agreement for Common Stock.

  **1.2      Form of Underwriting Agreement for Other Securities.

    2.1 Share Purchase Agreement dated October 3, 2001 by and among the shareholders of Ivron Systems Ltd. and Gentner Ventures, Inc. and Clearone (incorporated by reference from ClearOne's current report on Form 8-K dated October 18, 2001).

    2.2 First Amendment to the Share Purchase Agreement among ClearOne and the former shareholders of Ivron Systems Ltd. dated as of April 8, 2002 (incorporated by reference from ClearOne's current report on Form 8-K dated April 10, 2002).

    2.3 Agreement and Plan of Merger, by and among ClearOne, E.mergent, Inc. and Tundra Acquisition Inc. (incorporated by reference from ClearOne's registration statement on Form S-4 dated February 6,
             2002).

    2.4      Amendment No. 1 to Agreement and Plan of Merger dated as of
             March 29, 2002, by and among ClearOne, E.mergent, Inc. and Tundra Acquisition Inc. (incorporated by reference from ClearOne's registration statement on Form S-4/A dated April 15, 2002).

    3.1      Articles of Incorporation dated July 7, 1983.

    3.2      Amendment to Articles of Incorporation dated March 26, 1985.

    3.3      Corrected Amendment to Articles of Incorporation dated
             September 10, 1986.

    3.4      Amendment to Articles of Incorporation dated July 1, 1991.

    3.5      Amendment to Articles of Incorporation dated December 12, 2001.

    3.6      Bylaws, as adopted on August 24, 1993.

    4.1      Form of Senior Debt Indenture.

    4.2      Form of Subordinated Debt Indenture.

   *4.3      Form of Stock Warrant Agreement.

   *4.4      Form of Debt Warrant Agreement.

   *5.1      Opinion of Clyde, Snow Sessions & Swenson, PC.

   *5.2      Opinion of Shearman & Sterling.

   12.1      Computation of Ratio of Earnings to Fixed Charges.

  *23.1      Consent of Clyde, Snow Sessions & Swenson, PC included in
             Exhibit 5.1.

  *23.2      Consent of Shearman & Sterling, included in Exhibit 5.1.

   23.3 Consent of Ernst & Young LLP, as independent accountants for ClearOne Communications, Inc.

   23.4 Consent of Deloitte & Touche LLP, as independent accountants for E.mergent, Inc.

  *24.1 Powers of Attorney (included on signature pages to this registration statement).

  *25.1 Form T-1 Statement of Eligibility of the Senior Indenture Trustee and Subordinated Indenture Trustee

                 .
---------------
* Previously filed with the registration statement filed on July 23, 2002. ** To be filed as an exhibit to a report on Form 8-K.